Exhibit 23



           Consent of Independent Registered Public Accountanting Firm

     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, File Number 333-101300, of our report dated August 6, 2004, on the consolidated financial statements of City Savings Financial Corporation, Michigan City, Indiana, which report is included in the Annual Report on Form 10-KSB of City Savings Financial Corporation for the fiscal year ended June 30, 2004.


/s/ BKD, LLP

Indianapolis, Indiana
September 28, 2004